Exhibit 99.1

Applied Energetics Announces Expansion of its Tucson Headquarters at UA Tech Park

Tucson, Ariz., June 22, 2023 – Applied Energetics, Inc. OTCQB: AERG),  a leader in the advancement of ultrashort pulse laser technologies (USPL) announced today plans for the expansion of its capabilities and footprint at its Tucson headquarters’ facility with a new approximately 8,300 square feet facility located in the same building at UA Tech Park. This expansion is expected to support the Company's anticipated future growth and provide greater capacity for research, product development, training, testing, evaluation, and production activities.

The Company currently operates within an ITAR and laser safety compliant facility totaling approximately 13,000 square feet, of which approximately 4,800 square feet is dedicated to a Class 1000 (ISO 6) Cleanroom. This expansion will bring the Company’s total footprint to approximately 21,300 square feet with the option to lease an additional approximately 5,500 square feet.

Applied Energetics’ corporate headquarters is in the University of Arizona Tech Park

“This expansion represents an exciting milestone for our Tucson facility and supports our long-term strategy to scale our operations, invest in our infrastructure, and execute on our strategic plans to be a leader in the development of directed energy technologies” said Dr. Gregory Quarles, President and CEO at Applied Energetics. “We have been fortunate to be able to access the Tucson area's world-class talent and the business support and infrastructure provided by UA Tech Park. We look forward to the continued growth of our workforce here as we advance our program activities with our customers.”

UA Tech Park is a research and technology park owned and operated by the University of Arizona where emerging businesses and tech giants work side by side. The UA Tech Park provides the infrastructure for business, community, and the University of Arizona to connect and advance leading edge technology. Located in one of Arizona’s fast-growing suburban settings on Tucson’s southeast side at Rita Road, the Park’s spacious campus encompasses 1,282 acres and has 2 million square feet of space for high-tech offices, R&D, and laboratory facilities.

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

Media Contact:

Sara Knott
LaunchTech Communications
sknott@golaunchtech.com
T: 540-764-0043

SOURCE: Applied Energetics, Inc.